LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS AND
REPORTING OBLIGATIONS UNDER RULE 144

Know all by these present that the undersigned hereby constitutes and appoints, until revocation, each of David S DeMarco, Penko Ivanov and Andrew J Wise, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director or officer of Arrow Financial Corporation (the "Company"), stock transaction reports on Forms 3, 4 and 5, or successor forms thereof in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules thereunder (the "Exchange Act"), and any Notice of Proposed Sale of Securities on Form 144 (and any amendments thereto and collectively with Forms 3, 4, 5 and any successor form thereto, the "Forms" and each, a "Form") in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form, complete and execute any amendment or amendments thereto, and timely file such Form with the United States Securities and Exchange Commission and any other authority; and

(3) take any other action of any type whatsoever in connection with the actions authorized under the foregoing sections (1) and (2) which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that any document executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or any provision of Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Form under Section 16 of the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact; provided, that if any attorney-in-fact named herein ceases to serve as an employee of the Company, this Power of Attorney shall automatically be deemed revoked solely with respect to such attorney-in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5 day of NOV. 2024.

Signature: [signature]
Print Name: Kristine D. Duffy

State of New York
County/City of Queensbury

On this 5 day of Nov, in the year 2024, before me, Diane M Foster (name of notary), a Notary Public in and for the said state, personally appeared Kristine D. Duffy, known to be the person who executed the within Power of Attorney, and acknowledge to me that he executed the same for purposes therein state.

Diane m Foster

(Signature of person taking the acknowledgment)

(SEAL)

DIANE M. FOSTER
Notary Public, State of New York
[illegible] Co. #01FO6320974
Commission Expires March 9, 2027

Commission Expires: March 9, 2027